Exhibit 1

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing of GSO Crosstex Holdings LLC, Blackstone / GSO Capital Solutions Fund LP, Blackstone / GSO Capital Solutions Associates LLC, Mr. Bennett J. Goodman, Mr. J. Albert Smith III, Mr. Douglas I. Ostrover, GSO Holdings I LLC, GSO Special Situations Fund LP, GSO Capital Partners LP, GSO Advisor Holdings L.L.C., Blackstone Holdings I L.P., Blackstone Holdings I/II GP Inc., The Blackstone Group L.P., Blackstone Group Management L.L.C. and Mr. Stephen A. Schwarzman, on behalf of each of them of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of Crosstex Energy, L.P., a Delaware limited partnership, and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 9th day of June 2010.

GSO Crosstex Holdings LLC
By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Chief Legal Officer/Chief Compliance Officer

Blackstone / GSO Capital Solutions Fund LP
By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Chief Legal Officer/Chief Compliance Officer

Blackstone / GSO Capital Solutions Associates LLC
By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Chief Legal Officer/Chief Compliance Officer

GSO Holdings I LLC
By:	/s/ Robert L. Friedman
Name:	Robert L. Friedman
Title:	Authorized Person

GSO Special Situation Fund LP
By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Chief Legal Officer/Chief Compliance Officer

GSO Capital Partners LP
By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Chief Legal Officer/Chief Compliance Officer

GSO Advisor Holdings L.L.C.
By:	/s/ Robert L. Friedman
Name:	Robert L. Friedman
Title:	Authorized Person

Blackstone Holdings I L.P.
By:	/s/ Robert L. Friedman
Name:	Robert L. Friedman
Title:	Authorized Person

Blackstone Holdings I/II GP Inc.
By:	/s/ Robert L. Friedman
Name:	Robert L. Friedman
Title:	Authorized Person

The Blackstone Group L.P.
By:	/s/ Robert L. Friedman
Name:	Robert L. Friedman
Title:	Authorized Person

Blackstone Group Management L.L.C.
By:	/s/ Robert L. Friedman
Name:	Robert L. Friedman
Title:	Authorized Person

Mr. Stephen A. Schwarzman
By:	/s/ Stephen A. Schwarzman
Name:	Stephen A. Schwarzman

Bennett J. Goodman
By:	/s/ George Fan
Name:	George Fan
Title:	Attorney-in-Fact

J. Albert Smith III
By:	/s/ George Fan
Name:	George Fan
Title:	Attorney-in-Fact

Douglas I. Ostrover
By:	/s/ George Fan
Name:	George Fan
Title:	Attorney-in-Fact